                                                                    Exhibit 99.1

PRESS RELEASE
-------------

FOR IMMEDIATE RELEASE

              IPC HOLDINGS, LTD. REPORTS FIRST QUARTER 2005 RESULTS
              -----------------------------------------------------

                                                                      Quarter ended
                                                                         March 31,
                                                                --------------------------
                                                                    2005          2004
                                                                    ----          ----
                                                                (unaudited)    (unaudited)
                                                               Expressed in thousands of
                                                                     U.S. Dollars,
                                                               except for per share amounts

NET INCOME                                                     $     43,955   $     73,628

Adjustment for net realized losses (gains)                            3,210         (5,663)
                                                               ---------------------------
NET OPERATING INCOME                                           $     47,165   $     67,965
                                                               ---------------------------

Basic net income per common share                                    $ 0.91         $ 1.53
Diluted net income per common share                                  $ 0.91         $ 1.52

Net operating income per common share (diluted)                      $ 0.97         $ 1.40

Weighted average number of common shares - basic                 48,330,812     48,249,825
Weighted average number of common shares - diluted               48,429,102     48,459,653

PEMBROKE, BERMUDA, April 26, 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended March 31, 2005 of $44.0 million, or $0.91 per share, compared to $73.6 million, or $1.52 per share, for the first quarter of 2004.

NON-GAAP FINANCIAL MEASURES:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. "Net operating income" and its per share equivalent, as used herein, differs from "net income" and its per share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income is a common performance measurement which, as calculated by the Company, is net income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

RESULTS OF OPERATIONS:

For the quarter ended March 31, 2005, our net operating income was $47.2 million, or $0.97 per share, compared to $68.0 million, or $1.40 per share for the first quarter of 2004.

President and Chief Executive Officer Jim Bryce commented: "Cyclone Erwin in Europe and the Suncor energy loss in Canada were the two most significant events to impact the industry in the first quarter of 2005, and we believe that both have had a stabilizing impact on pricing for catastrophe reinsurance during the quarter. These events compounded the effect of having new records established in the third quarter of 2004, in terms of hurricanes and typhoons making landfall in Florida and Japan, respectively. Interestingly, Erwin is the second `one-in-a-hundred-year' event to have struck Scandinavia over the past six years, although it also did some damage in other parts of northern Europe. While these events are tragic in terms of injury and loss of life, and also have a short-term negative impact on earnings, reinsuring such events is our business, in terms of bringing financial relief and rebuilding, and is beneficial to terms and conditions of reinsurance in the longer term. Our first quarter earnings have been impacted by both Erwin, and by the significant increase in the estimated industry loss for the tragedy of last December's Tsunami. Swiss Re's Sigma publication now estimates industry losses totaling $5 billion, an increase of 100-150%. As far as current market conditions are concerned, although April 1 renewals got off to a turbulent start, we are gratified to report that common sense prevailed, and were generally in line with our expectations, especially with respect to loss-impacted contracts in Japan."

In the quarter ended March 31, 2005, we wrote gross premiums of $205.8 million, compared to $210.2 million in the first quarter of 2004, a decrease of 2%. In the first quarter of 2005 we wrote new business of $16.2 million, which more than offset business that we did not renew, which totalled $12.7 million. The effect of changes to business written for existing clients, which includes changes to program structure and/or renewal dates, as well as pricing and changes to foreign exchange rates, was a $5.0 million reduction in the first quarter of 2005, compared to the corresponding period of 2004. Reinstatement premiums were $3.2 million in the first quarter of 2005, compared to $3.3 million in the first quarter of 2004. Although the level of losses incurred in the first quarter of 2005 was much higher than in the corresponding period of 2004, the pricing of the contracts impacted was generally much lower. In addition, excess of loss premium adjustments were $2.7 million less in the quarter ended March 31, 2005, compared to the first quarter of 2004. In the first quarter of 2005, we ceded $9.0 million of premiums to our retrocessional facilities, compared with $10.2 million for the quarter ended March 31, 2004. The actual contracts ceded in any quarter are at IPC's underwriters' judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings, from quarter to quarter.

We earned net premiums of $82.0 million in the first quarter of 2005, compared to $83.6 million in the first quarter of 2004, a decrease of 2%, which is proportionate with the decrease in written premiums and a result of the decrease in adjustment premiums, which are fully earned when written.

We earned net investment income of $17.5 million in the quarter ended March 31, 2005, compared to $11.6 million in the first quarter of 2004. In the first quarter of 2005 we benefitted from a dividend of $4.5 million from the fund of hedge funds in which we invest. Such dividends will be declared periodically, provided the performance of the fund is positive. We also benefitted from a small but positive increase in the average yield of our fixed income investment portfolio.

We realized a net loss of $3.2 million from the sale of investments in the quarter ended March 31, 2005, compared with a net realized gain of $5.7 million in the first quarter of 2004. Generally, net realized gains and losses fluctuate from period to period, depending on the individual securities sold.

In the quarter ended March 31, 2005, we incurred net losses and loss adjustment expenses of $37.9 million, compared to $13.5 million for the first quarter of 2004. Our losses in the first quarter of 2005 included $20 million as a result of cyclone Erwin which struck northern Europe, especially Scandinavia, in January of this year, and an $8 million increase to the estimate of our loss from the Tsunami which affected south-east Asia in late December. The increase to our estimate has arisen primarily as a result of the increase in the overall industry loss estimated by Swiss Re's Sigma publication, as noted above. Other losses include minor development from other prior year events, including last year's third quarter windstorms, as well as reserves established for pro rata treaty business. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 46.3% for the quarter ended March 31, 2005, compared to 16.2% for the first quarter of 2004.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $8.1 million for the first quarter of 2005, compared to $9.7 million in the first quarter of 2004. The decrease in these costs is primarily due to more contracts written where the fee or brokerage is being paid by the ceding company. These terms were specific to the small number of contracts involved, and this trend did not continue during renewals seen in the second quarter of 2005 to date.

General and administrative expenses totaled $6.0 million in the first quarter of 2005, compared to $5.1 million in the first quarter of 2004. The major areas of increase were professional fees related to our compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the audit thereof, and compensation expense as a result of expensing stock grants and options.

Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to net premiums earned, was 17.2% for the first quarter of 2005, compared to 17.7% for the first quarter of 2004.

On April 26, 2005, the Board of Directors declared a quarterly dividend of $0.24 per share, payable on June 23, 2005, to shareholders of record on June 7, 2005.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, April 27, 2005. This conference call will be broadcast simultaneously on the internet which can be accessed from our website at WWW.IPCRE.BM, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Wednesday, May 4, 2005.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

         CONTACT: JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR
                  JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                  TELEPHONE:      441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------

                                                      As of            As of
                                                 March 31, 2005   December 31, 2004
                                                 --------------   -----------------
ASSETS:                                            (unaudited)
Fixed maturity investments:
  Available for sale, at fair value               $ 1,451,271        $ 1,444,576
Equity investments, available for sale, at            426,083            428,620
fair value
Cash and cash equivalents                              30,659             27,898
Reinsurance premiums receivable                       177,147             85,086
Deferred premiums ceded                                 8,897              4,558
Losses and loss adjustment expenses recoverable         5,078              5,006
Accrued investment income                              20,552             20,695
Deferred acquisition costs                             20,038              8,424
Prepaid expenses and other assets                       6,151              3,427
                                                  -----------        -----------
   TOTAL ASSETS                                   $ 2,145,876        $ 2,028,290
                                                  ===========        ===========

LIABILITIES:

Reserve for losses and loss adjustment expenses   $   256,639        $   274,463
Unearned premiums                                     187,584             68,465
Reinsurance premiums payable                            7,648              3,387
Deferred fees and commissions                           3,153              1,475
Accounts payable and accrued liabilities               14,340             12,061
                                                  -----------        -----------
   TOTAL LIABILTIES                                   469,364            359,851
                                                  -----------        -----------

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par
value U.S.$0.01)                                          484                484
Additional paid-in capital                            856,457            854,797
Deferred stock grant compensation                      (3,459)            (2,899)
Retained earnings                                     757,006            724,907
Accumulated other comprehensive income                 66,024             91,150
                                                  -----------        -----------
  TOTAL SHAREHOLDERS' EQUITY                        1,676,512          1,668,439
                                                  -----------        -----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 2,145,876        $ 2,028,290
                                                  ===========        ===========

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                (Expressed in thousands of United States dollars)

--------------------------------------------------------------------------------

                                                      QUARTER ENDED MARCH 31,
                                                      -----------------------
                                                       2005             2004
                                                       ----             ----
REVENUES:                                           (unaudited)      (unaudited)

Gross premiums written                               $ 205,841       $ 210,157
Premiums ceded                                          (9,023)        (10,180)
                                                     ---------       ---------
Net premiums written                                   196,818         199,977
Change in unearned premium reserve, net               (114,780)       (116,416)
                                                     ---------       ---------
Net premiums earned                                     82,038          83,561
Net investment income                                   17,515          11,563
Net realized (loss) gain on investments                 (3,210)          5,663
Other income                                             1,109             916
                                                     ---------       ---------
                                                        97,452         101,703
                                                     ---------       ---------

EXPENSES:

Net losses and loss adjustment expenses                 37,936          13,548
Net acquisition costs                                    8,122           9,740
General and administrative expenses                      6,016           5,080
Net exchange loss (gain)                                 1,423            (293)
                                                     ---------       ---------
                                                        53,497          28,075
                                                     ---------       ---------

NET INCOME                                           $  43,955       $  73,628
                                                     =========       =========


Loss and loss expense ratio (1)                           46.3%           16.2%
Expense ratio (2)                                         17.2%           17.7%
Combined ratio (1 + 2)                                    63.5%           33.9%